UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 23, 2017

Ciena Corporation (Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)

0-21969	23-2725311
(Commission File Number)	(IRS Employer Identification No.)

7035 Ridge Road, Hanover, MD	21076
(Address of Principal Executive Offices)	(Zip Code)

(410) 694-5700
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 - DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(d)    Effective August 23, 2017, the Board of Directors of Ciena Corporation (“Ciena”) increased the size of the Board to ten directors and appointed William D. Fathers to fill the newly created vacancy in Class II of the Board. The term of office for Class II directors does not expire until the 2020 Annual Meeting. However, in accordance with Ciena's Second Amended and Restated Bylaws, Mr. Fathers will stand for election at the 2018 Annual Meeting of stockholders to serve the remainder of the Class II term, or until his successor is duly elected and qualified.

Mr. Fathers, age 49, currently serves as the Senior Operating Partner responsible for investments in Communications Infrastructure at Stonepeak Infrastructure Partners, a private equity firm specializing in North American middle-market infrastructure. He also currently serves as Senior Advisor to Berkshire Partners, a leading private investment firm. From 2013 through 2016, Mr. Fathers was Executive Vice President and General Manager of Cloud Services at VMWare, Inc. From 2011 to 2013, he served as President of Savvis Inc., a public data center and cloud infrastructure provider. Mr. Fathers also worked for Thomson Reuters, where he helped build businesses in a number of international markets throughout Europe, Asia and North America. Mr. Fathers received an M.A. in Engineering from Cambridge University, and served as an officer in the British Armed Forces. Mr. Fathers also serves on the board of directors of Cologix Inc.

The Board also approved the grant, effective as of September 1, 2017, of a restricted stock unit award representing shares of Ciena common stock with a target delivered value of approximately $116,164. The amount of the award reflects Ciena's standard compensation program for initial equity awards to new directors, pro-rated based on the date of election by the Board. Provided Mr. Fathers continues his service on the Board, the restricted stock unit award will vest in its entirety on September 20, 2018. In connection with his service on the Board of Directors, Mr. Fathers will also be entitled to the standard non-employee director compensation arrangements as set forth under the heading “Director Compensation” in Ciena’s most recent proxy statement filing with the SEC.

A copy of the press release announcing the appointment of Mr. Fathers to Ciena's Board of Directors is furnished as Exhibit 99.1.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(d)    The following exhibit is being filed herewith:

Exhibit Number	Description of Document

Exhibit 99.1	Press Release dated August 24, 2017, issued by Ciena Corporation, announcing the appointment of Mr. Fathers to Ciena's Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciena Corporation

Date: August 24, 2017	By:	/S/ David M. Rothenstein
David M. Rothenstein
Senior Vice President, General Counsel and Secretary